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                                                                    EXHIBIT 21.1

              LIST OF SUBSIDIARIES OF THE SPG OPERATING PARTNERSHIP

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

SUBSIDIARY                                                                                      JURISDICTION
The Retail Property Trust                                                                      Massachusetts
Simon Property Group (Illinois), L.P.                                                               Illinois
Simon Property Group (Texas), L.P.                                                                     Texas
Shopping Center Associates                                                                          New York
DeBartolo Capital Partnership                                                                       Delaware
Simon Capital Limited Partnership                                                                   Delaware
SDG Macerich Properties, L.P.                                                                       Delaware
M.S. Management Associates, Inc.                                                                    Delaware
DeBartolo Properties Management, Inc.                                                                   Ohio
Mayflower Realty LLC                                                                                Delaware
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         Omits names of subsidiaries which as of December 31, 2000 were not, in the aggregate, a "significant subsidiary".